EXHIBIT 4.52
[AirNet Systems, Inc. Letterhead]
March 30, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	AirNet Systems, Inc. – Annual Report on Form 10-K for the fiscal year ended December 31, 2006
Ladies and Gentlemen:
AirNet Systems, Inc., an Ohio corporation (“AirNet”), is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”).
Pursuant to the provisions of Item 601(b)(4)(iii) of Regulation S-K, AirNet hereby agrees to furnish to the Commission, upon request, copies of those instruments and agreements defining the rights of holders of long-term debt of AirNet and of holders of long-term debt of AirNet’s consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of AirNet and its subsidiaries on a consolidated basis.
Very truly yours,
AIRNET SYSTEMS, INC.
/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary